As filed with the Securities and Exchange Commission on March 21, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Exscientia plc
(Exact name of registrant as specified in its charter)

England and Wales	Not applicable
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

The Schrödinger Building
Oxford Science Park
Oxford OX4 4GE
United Kingdom
(Address of principal executive offices) (Zip code)

Exscientia plc Equity Incentive Plan with Non-Employee Sub-Plan and CSOP Sub-Plan
(Full title of the plan)

Exscientia Inc.
Office 316
2125 Biscayne Blvd.
Miami, Florida 33137
United States
Tel: +1 954 406 8602
(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Divakar Gupta Marc Recht Cooley LLP 55 Hudson Yards New York, New York 10001 +1 212 479 6000	Dan Ireland Vice President, Legal Oxford Science Park Oxford OX4 4GE United Kingdom Tel: +44 (0) 1865 818941	David Boles Claire Keast-Butler Cooley (UK) LLP 22 Bishopsgate London EC2N 4BQ United Kingdom +44 20 7583 4055

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☒
Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

 EXPLANATORY NOTE

Exscientia plc (the “Registrant”) is filing this Registration Statement on Form S-8 with the U.S. Securities and Exchange Commission (the “Commission”) for the purpose of registering 18,477,622 of the Registrant’s ordinary shares, nominal value £0.0005 per share, issuable to eligible persons under the Registrant’s Equity Incentive Plan with Non-Employee Sub-Plan and CSOP Sub-Plan (the “2021 EIP”), which ordinary shares are in addition to, and of the same class as, the ordinary shares for which an original registration statement on Form S-8 (File No. 333-260315) was filed with the Commission on October 18, 2021 (the “Original S-8 Registration Statement”). Accordingly, the contents of the Original S-8 Registration Statement are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8 as promulgated by the Commission. The additional ordinary shares registered hereby have become reserved for issuance as a result of the operation of the “evergreen” provision in the 2021 EIP, which provides that the total number of shares subject to the plan may be increased each year pursuant to a specified formula set forth therein.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents By Reference.

The following documents, which have been filed by the Registrant with the Commission, are hereby incorporated by reference into this Registration Statement:

•the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2023, filed with the Commission on March 21, 2024;

•the descriptions of the Registrant’s American Depositary Shares and Ordinary Shares contained in the Registrant’s registration statement on Form 8-A filed on September 28, 2021 (File No. 001-40850) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description;

•the contents of the Registrant’s Registration Statement on Form S-8 filed with the Commission on October 18, 2021 (File No. 333-260315); and

•the Registrant’s Reports on Form 6-K furnished to the Commission on February 13, 2024.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed amendment to this Registration Statement or in any document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

Under no circumstances shall any information furnished on Form 6-K be deemed incorporated herein by reference unless such Form 6-K expressly provides to the contrary.

Item 8.	Exhibits.

		Incorporated by Reference
Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date
4.1	Articles of Association of Exscientia plc.	F-1	333-259431	3.2	9/17/21
4.2	Deposit Agreement.	F-1	333-259431	4.1	9/17/21
4.3	Form of American Depositary Receipt (included in Exhibit 4.2).	F-1	333-259431	4.2	9/17/21
5.1*	Opinion of Cooley (UK) LLP.
23.1*	Consent of PricewaterhouseCoopers LLP, the Registrant’s independent registered public accounting firm
23.2*	Consent of Cooley (UK) LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on the signature page of this Registration Statement).
99.1	Exscientia plc Equity Incentive Plan with Non-Employee Sub-Plan and CSOP Sub-Plan and forms of agreements thereunder.	F-1	333-259431	10.19	9/10/21
107*	Filing Fee Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oxford, United Kingdom, on the 21st day of March, 2024.

EXSCIENTIA PLC

By:	/s/ David Hallett, Ph.D.
David Hallett, Ph.D.
Interim Chief Executive Officer and Interim Director

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Dave Hallett and Ben Taylor, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David Hallett, Ph.D.	Interim Chief Executive Officer and Director	March 21, 2024
David Hallett, Ph.D.	(Interim Principal Executive Officer)

/s/ Ben Taylor	Chief Financial Officer and Director	March 21, 2024
Ben Taylor	(Principal Financial Officer and Principal Accounting Officer)

/s/ Elizabeth Crain	Interim Chair of the Board of Directors	March 21, 2024
Elizabeth Crain

/s/ Robert Ghenchev	Director	March 21, 2024
Robert Ghenchev

/s/ Franziska Michor, Ph.D.	Director	March 21, 2024
Franziska Michor, Ph.D.

/s/ Mario Polywka	Director	March 21, 2024
Mario Polywka, DPhil

Exscientia Inc.

By:	/s/ David Hallett, Ph.D.	Authorized U.S. Representative	March 21, 2024
Name: David Hallett, Ph.D.
Title: Authorized Signatory